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                                                                      EXHIBIT 11


[LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY]


                                                 April 26, 1999



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     John Hancock Mutual Variable Life Account UV
     File Nos. 33-76662 and 811-7766


Commissioners:

        This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 6 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Mutual Variable Life Account UV as required by Rule 485 under the 1933 Act.

        We have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

        We hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                                Very truly yours,


                                /s/ Sandra M. DaDalt
                                --------------------
                                Sandra M. DaDalt
                                Counsel